Exhibit 16.1

February 7, 2007

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A (dated January 31, 2007), of Quepasa Corporation and are in agreement with the statements contained therein.

Sincerely,

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Copy to Quepasa Corporation